UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	Sept. 27, 2004

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

     On Sept. 27, 2004, Xcel Energy Inc.’s board of directors authorized the pursuit of a sale of Xcel Energy’s broadband communications services business operated through its wholly-owned subsidiary, Seren Innovations, Inc. Xcel Energy determined that continued ownership is not consistent with its strategy of building the core utility operations. The sale is anticipated to be completed during the first quarter of 2005.

     Seren delivers cable television, high-speed Internet and telephone service over an advanced network to over 45,500 customers in St. Cloud, Minn. and Contra Costa and Walnut Grove, Calif. Seren’s 2003 revenue was approximately $36 million. Xcel Energy’s equity investment in Seren is approximately $253 million.

     As a result of the decision, Seren will be accounted for as discontinued operations. It is expected that an after-tax impairment charge, including disposition costs, of between $100 million and $125 million will be recorded in the third quarter, based on preliminary valuation estimates of $1,500 to $2,400 per subscriber. Future cash expenditures resulting from the charge are estimated to be immaterial.

     See the related Press Release filed as exhibit 99.01.

Item 7.01 Regulation FD Disclosure

     Xcel Energy 2004 Updated Earnings Guidance — Xcel Energy’s 2004 earnings per share guidance and a condensed summary of key assumptions are detailed in the following table:

2004 Diluted Earnings Per
Share Range
Utility operations	$1.22 - $1.30
Holding company financing costs	($0.08)
Eloigne	$0.01
Other nonregulated subsidiaries	$0.00 - $0.02

Xcel Energy Continuing Operations	$1.15 - $1.25
Discontinued Operations — Seren & Other	($0.30) — ($0.25)

Total Xcel Energy	$0.85 - $1.00

Key Assumptions for 2004 Earnings Guidance:

•	Seren is held for sale and accounted for as discontinued operations.

•	Discontinued operations include Seren’s projected operating losses for 2004 and an estimated after-tax impairment charge of $100 million to $125 million, in addition to some previously recorded results from discontinued operations.

•	Adverse temperatures (primarily cooler than normal summer temperatures), which reduced earnings by approximately 7 cents per share for the first eight months of 2004 (including an earnings reduction of 4 cents per share for mild temperatures in July and August) will not continue with normal weather patterns experienced for the remainder of 2004.

     See the related Press Release filed as exhibit 99.01.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.01	Press Release dated Sept. 27, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation) /S/ TERESA S. MADDEN Teresa S. Madden Vice President and Controller

Sept. 27, 2004